                                                                    Exhibit 99.1

ASCENTIAL REPORTS FIRST QUARTER REVENUE OF $35.3 MILLION AND LICENSE REVENUE OF
 $19.2 MILLION MARKING FOURTH CONSECUTIVE QUARTER OF SEQUENTIAL REVENUE GROWTH

                 RE-AFFIRMS GAAP PROFITABILITY GUIDANCE FOR 2003

WESTBORO, MASS., April 21, 2003 -- Ascential Software Corporation (NASDAQ:
ASCL), the enterprise integration leader, today announced results for the first fiscal quarter ended March 31, 2003.

First quarter 2003 revenue was $35.3 million, up 70 percent from $20.8 million in the first quarter of last year. License revenue was $19.2 million in the first quarter of 2003, up 78% over $10.8 million in license revenue reported in the first quarter of 2002. Net loss on a Generally Accepted Accounting Principles (GAAP) basis was $0.5 million, or $0.00 per share, for the first quarter, compared to a net loss of $16.5 million, or $0.06 per share, in the first quarter of 2002.

On a pro forma basis, as described below, the company realized pro forma net income of $1.3 million, or $0.01 per share, in the first quarter of 2003, compared with a pro forma net loss of $10.9 million, or ($0.04) per share, in the first quarter of 2002.

"Our first quarter results reflect the momentum and increasing market impact of our company," said Peter Gyenes, chairman and chief executive officer. "Increasingly, data integration issues are recognized as major barriers to the successful deployment of enterprise applications. As the first and only vendor of a highly differentiated, end-to-end enterprise data integration product suite, we believe we are uniquely capable of addressing these issues and thereby providing high and rapid return on investment. Our success in delivering this value is driving our growth in the marketplace."

At March 31, 2003, the company had $616.5 million in cash, cash equivalents and short-term investments. The major items affecting cash in the quarter were receipt of the entire $100.0 million holdback and $9.3 million in accrued interest from the 2001 sale of the Informix database assets to IBM. Additionally, the company was cash flow positive from operations in the quarter. Days sales outstanding (DSO) for the first quarter of 2003 was 69 days, down from 72 days in the fourth quarter, and well ahead of 94 days in the first quarter of last year.

In a separate release today, the company announced that its Board of Directors has proposed a 1-for-4 reverse split of its common stock. For information on that proposal, see the press release or the company's preliminary proxy statement, both of which have been electronically filed with the SEC and are available at www.sec.gov.

HIGHLIGHTS

DURING THE FIRST QUARTER OF 2003, ASCENTIAL:

- Signed 55 new customers including: Booz, Allen and Hamilton, China Mobile JiangXi, DHL Worldwide, Gallagher Group PLC, Gannett, Hyundai Capital, Johnson Controls, Land's End, Massachusetts Department of Public Health, mmO2, NDC Health, St. Jude Medical and TotalFinaElf.

- Expanded business with 119 existing customers including: AG Edwards, Airbus, American International Group, AT&T, Boeing, CIBC, Freddie Mac, General Motors, Household International, ING, JP Morgan Chase, J-Phone, Lexmark, Matshushita Electric, London Electricity, McKesson, Telecom Italia and Verizon.

- Continued growing the list of organizations using multiple components of our Enterprise Integration Suite, confirming customers' preference for single platform, single vendor solutions. Examples include Boeing, DHL, the Federal Bureau of Investigation, General Motors, GMAC, Household International, NDC Health, Neuilly Gestion, Royal Mail and Telecom Italia.

- Continued to expand our business with IBM, closing joint transactions with customers such as ASCAP, BNP Paribas, Bombardier Aerospace, Boots, Cincinnati Financial, Krung Thai Bank, Ricoh, the State of New Jersey Department of Transportation, The Children's Place and Woolworth's.

-     Expanded our relationship with SAP by announcing support for SAP NetWeaver
      - SAP's cross company and cross technology integration platform - and Ascential's planned support for the Web Services-enabled SAP Enterprise Services Architecture, while further penetrating the SAP market, with sales to customers such as AEM/E Utile, Imperial Tobacco, LAM Research and McKesson based on Ascential's SAP BW and SAP R/3 related solutions.

- Announced a Basel II initiative to enable the world's largest banks and major global financial institutions to comply with the New Capital Accord (BASEL II) global financial risk management regulations. Ascential provides software and services necessary to integrate, standardize and transform critical risk-related data. SpareBank 1, NyKredit, Standard Chartered Bank and Bank of China have already embarked on this effort with Ascential Software.

- Significantly expanded our relationships with global and regional system integration and consulting partners, including AE Business Solutions, Bearing Point, EDS, Greenbrier and Russell, IBM BCS, IBM IGS and Idea Integration, among others. Educated over 250 partners and trained over 90 developers and consultants from partner organizations. Launched market offerings with Bearing Point on SAP Instance Consolidation and with IBM IGS in their Financial Services Data Migration Practice.

- Received continued recognition by industry leading research organizations as a global leader in enterprise integration. This quarter, Yphise, the prestigious French software consultancy, cited Ascential Software as the industry's best data movement, transformation and metadata solution. Additionally, the prestigious market research institute, the Fuji Chimera Research Institute, recognized Ascential as the market share leader in Japan for data integration, based on Ascential's 32 percent share of the Japanese market for ETL (Extract, Transform and Load).

- Expanded our strategic market leadership by forming the Ascential Customer Advisory Board (CAB), a forum of senior IT level customer representatives to provide strategic input on important technology and market trends. The CAB emphasized the trend toward "right-time" integration that allows selection of the precise integration processing times needed to achieve business goals and objectives, and validated the Ascential Enterprise Integration Suite as a foundation element.

- Received full certification from Siebel Systems for Ascential's data quality and integration solution for Siebel eBusiness Applications version
      7.5. Using Ascential(TM) INTEGRITY(TM) 6.0 with Siebel's eBusiness Applications, companies can improve the quality of data and timeliness of projects for both initial Siebel deployments and on-going Siebel application solutions.

OUTLOOK AND COMPANY GUIDANCE


"We continue to be pleased with our rate of progress," said Pete Fiore, president. "The unique differentiation of our Enterprise Integration Suite, strong execution of our field operations, positive results from our strategic alliance programs and growing industry recognition of our company are driving our results. Integration infrastructure remains a top priority of our customers, and a growing market opportunity, and we believe our recent track record demonstrates that we have the ingredients to further extend our market leadership and differentiation in the enterprise integration arena."

The company is currently projecting revenue growth of 20%-25% for 2003. Given the continuing uncertainty surrounding IT spending in worldwide markets, revenue in the second quarter may be flat to slightly higher sequentially. The company continues to plan to achieve GAAP profitability during 2003, while pro forma profitability is projected for each quarter of the year, barring unforeseen circumstances. Pro forma profitability is calculated as fully described in the following paragraph, with the predominant factors being the exclusion of amortization of purchased intangibles and of legacy expenses. Amortization of purchased intangibles is estimated to be approximately $1.3 million per quarter during 2003. Legacy expenses, which are costs remaining from previously announced discontinued business operations, were $1.2 million in the first quarter, and are projected to be at approximately that level in the second quarter, then diminish through the remainder of the year.

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include products and businesses that are no longer part of the company's ongoing data integration business, as well as the non-cash charge associated with the amortization of purchased intangibles, that have consistently been excluded in prior pro forma presentations; however, pro forma results are not intended as a substitute for GAAP results. Relative to GAAP, all pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; merger, realignment and other costs primarily related to employee severance and the closure of idle facilities; revenue, expenses and other items related to the Informix database assets sold to IBM during the third quarter of 2001, as well as adjustments to the gain associated with the sale of the database assets; and revenue and expenses associated with the company's content management product line that was terminated during the second quarter of 2002.

CONFERENCE CALL

Management will host a conference call at 5:00 PM (EST) today to discuss the company's operating performance and results. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (800) 947-6520 beginning about two hours after the call ends.

ABOUT ASCENTIAL

Ascential Software Corporation is the leading provider of enterprise integration solutions to the Global 2000. Customers use the Ascential Enterprise Integration Suite and products to turn vast amounts of disparate, unrefined data into reusable information that drives business success. Ascential's unique comprehensive data integration suite enables customers to easily collect, validate, organize, administer and deliver information to realize more value from their enterprise data, reduce costs and increase profitability. Headquartered in Westboro, Mass., Ascential has offices worldwide and supports more than 2,200 customers in such industries as financial services, telecommunications, healthcare, life sciences, manufacturing, consumer goods and retail. More information on Ascential can be found on the Web at www.ascential.com.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This public announcement contains forward-looking statements that are subject to numerous risks and uncertainties. These forward-looking statements address a variety of subjects including, for example, the usefulness of pro forma results; GAAP and pro forma profitability; momentum and increasing market impact; data integration issues as a barrier to deployment of enterprise applications; return on investment; growth in the marketplace, market leadership and differentiation; improvement in data quality and project timeliness; customer priorities; and the ability of Ascential's customers to easily collect, validate, organize, administer and deliver information to realize more value from their enterprise data, reduce costs and increase profitability. Any statements contained in this public announcement, including without limitation statements to the effect that the company or its management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "intends" or "estimates," or statements concerning "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact should be considered forward-looking statements as a result of certain risks and uncertainties. The financial measures discussed in this press release also involve risks and uncertainties and are subject to final audited results for the period or periods covered. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Ascential to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential; dependence on international operations; global and geopolitical instability; and difficulties that Ascential may experience integrating technologies, operations and personnel of completed or future acquisitions. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the company, is contained in the periodic reports that the company files from time to time with the Securities and Exchange Commission, including the company's most recent Form 10-K. The forward-looking statements and financial measures contained herein represent the judgment of Ascential, as of the date of this release, and Ascential disclaims any intent or obligation to update such forward-looking statements to reflect any change in Ascential's expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.

(C) 2003 Ascential Software Corporation. All rights reserved. Ascential and INTEGRITY are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.


FOR MORE INFORMATION, CONTACT:

Paul LaBelle                       David Roy
Ascential Software Corporation     Ascential Software Corporation
(508) 366-3888 x3256              (508) 366-3888 x3290
paul.labelle@ascential.com         david.roy@ascential.com

Darby Johnson                      Stephanie Prince
Beaupre Public Relations           FD Morgen-Walke
(603) 559-5809                     (212) 850-5712
djohnson@beaupre.com               sprince@morgenwalke.com

                         ASCENTIAL SOFTWARE CORPORATION
          PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS (1)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           Three months ended March 31, 2003
                                           ---------------------------------
                                         Total GAAP       Pro Forma       Pro Forma
                                        Consolidated   Adjustments (2)     Adjusted
                                        ------------   ---------------     --------
NET REVENUES
     Licenses                             $  19,170      $      --        $ 19,170
     Services                                16,126            (95)         16,031
                                          ---------      ---------        --------
                                             35,296            (95)         35,201
COSTS AND EXPENSES
     Cost of licenses                         3,601         (1,113)          2,488
     Cost of services                         7,247           (254)          6,993
     Sales and marketing                     16,695             --          16,695
     Research and development                 5,370             --           5,370
     General and administrative               6,409         (1,325)          5,084
                                          ---------      ---------        --------
                                             39,322         (2,692)         36,630

Operating income (loss)                      (4,026)         2,597          (1,429)
OTHER INCOME (EXPENSE)
   Interest income                            3,312           --             3,312
   Interest expense                             (23)          --               (23)
   Other, net                                   (26)          --               (26)
                                          ---------      ---------        --------
INCOME (LOSS) BEFORE INCOME TAXES              (763)         2,597           1,834
    Income tax expense(benefit)                (229)           780             551
                                          ---------      ---------        --------
NET INCOME (LOSS)                         $    (534)     $   1,817        $  1,283
                                          =========      =========        ========
NET INCOME (LOSS) PER COMMON SHARE
   Basic                                  $    0.00                       $   0.01
                                          =========                       ========
     Diluted                              $    0.00                       $   0.01
                                          =========                       ========
SHARES USED IN PER SHARE CALCULATIONS
   Basic                                    231,504                        231,504
                                            =======                        =======
   Diluted                                  231,504                        233,096
                                            =======                        =======



(1) See Unaudited Consolidated Statements of Operations in GAAP format on the next page of this release. Note that pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(2)   Pro forma adjustments represent:

      -revenue and expenses associated with the remaining service obligations under content management customer contracts including $95 in maintenance revenue, $94 in cost of services and $24 of general and administrative costs. The content management product line was terminated during the second quarter of 2002.

      -amortization of purchased intangibles including technology and customer lists consisting of $1,113 in cost of licenses, $160 in cost of services and $72 in general and administrative .

      -general and administrative costs totaling $1,229 associated with the Informix database business sold to IBM in the third quarter of 2001; comprised primarily of dispute resolution costs and administrative costs associated with the closure of idle database operations.

      -the estimated tax benefit of $780 associated with the above adjustments based on the overall effective tax rate.

                         ASCENTIAL SOFTWARE CORPORATION
             UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                       (1)

                                                         Three Months Ended
                                                               March 31,
                                                           2003          2002
                                                           ----          ----

NET REVENUES
   Licenses                                            $  19,170      $  10,751
   Services                                               16,126         10,042
                                                          ------         ------
                                                          35,296         20,793


COSTS AND EXPENSES
   Cost of licenses                                        3,601          3,149
   Cost of services                                        7,247          8,010
   Sales and marketing                                    16,695         18,684
   Research and development                                5,370          6,433
   General and administrative                              6,409         14,545
   Merger, realignment and other charges (2)                --            4,679
                                                          ------         ------
                                                          39,322         55,500

Operating loss                                            (4,026)       (34,707)

OTHER INCOME (EXPENSE)
   Interest income                                         3,312          6,233
   Interest expense                                          (23)           (21)
   Adjustment to gain on sale of database business            --          7,634
   Other, net                                                (26)        (1,166)
                                                          ------         ------

LOSS BEFORE INCOME TAXES                                    (763)       (22,027)
   Income tax benefit                                       (229)        (5,507)
                                                          ------         ------

NET LOSS                                               $    (534)     $ (16,520)
                                                       =========      =========


NET LOSS PER COMMON SHARE

   Basic and Diluted                                   $    0.00      $   (0.06)
                                                       =========      =========

SHARES USED IN PER SHARE CALCULATIONS

   Basic and Diluted                                     231,504        256,530
                                                       =========      =========


(1) See pro forma results of operations, which are discussed in the text of this press release, and related reconciliation between GAAP and pro forma results for the three months ended March 31, 2003 and 2002, on subsequent pages of this release.

(2) Merger, realignment and other charges include principally severance, real estate costs resulting from realignment of the business, sales or terminations of businesses or product lines or consolidation and elimination and offices.

                         ASCENTIAL SOFTWARE CORPORATION

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)

ASSETS                                             March 31, 2002     December 31, 2002
                                                   --------------     -----------------

CURRENT ASSETS

     Cash and cash equivalents                         $358,435             $216,551
     Short-term investments                             258,102              288,199
     Accounts receivable, net                            26,887               27,112
     Receivable on sale of database business               --                109,200
     Other current assets                                27,508               31,136
                                                       --------             --------
Total current assets                                    670,932              672,198

Property and equipment, net                               5,485                5,427
Software costs, net                                      14,311               14,124
Long-term investments                                       979                  966
Intangible assets, net                                  172,349              173,740
Deferred income taxes                                    28,437               28,515
Other assets                                             10,968               11,280
                                                       --------             --------
Total Assets                                           $903,461             $906,250
                                                       ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Accounts payable                                  $  8,249             $  8,136
     Accrued expenses                                    22,485               23,137
     Accrued employee compensation                       11,945               14,861
     Income taxes payable                                99,969               98,916
     Deferred revenue                                    22,064               17,666
     Accrued merger, realignment and other charges       11,392               15,698
     Deferred income taxes                               33,169               33,171
     Other current liabilities                              432                  479
                                                       --------             --------
Total current liabilities                               209,705              212,064

TOTAL  STOCKHOLDERS' EQUITY                             693,756              694,186
                                                       --------             --------
Total Liabilities and Stockholders' Equity             $903,461             $906,250
                                                       ========             ========

                         ASCENTIAL SOFTWARE CORPORATION

                       SELECTED UNAUDITED REVENUE HISTORY

                                  (In millions)

                                                                                            Total
                                              Q1 2002   Q2 2002    Q3 2002    Q4 2002        2002   Q1 2003
                                              -------   -------    -------    -------       -----   -------

LICENSE REVENUE:
  Data Integration                            $  10.7   $  15.1    $  14.9    $  18.8    $   59.5   $  19.2
  Content Management                               .1        --         --         .1          .1        --
                                              -------   -------    -------    -------    --------   -------
Total                                            10.8      15.1       14.9       18.9        59.6      19.2

SERVICES REVENUE:
  Data Integration                                9.3      12.5       15.1       15.1        52.0      16.0
  Content Management                               .7        .4         .2         .1         1.4        .1
                                              -------   -------    -------    -------    --------   -------
Total                                            10.0      12.9       15.3       15.2        53.4      16.1

TOTAL:

  Data Integration                               20.0      27.6       30.0       33.9       111.5      35.2
  Content Management                               .8        .4         .2         .2         1.5        .1
                                              -------   -------    -------    -------    --------   -------
Total                                         $  20.8   $  28.0    $  30.2    $  34.1    $  113.0   $  35.3
                                              =======   =======    =======    =======    ========   =======

% of revenue from 10% customers in period
                                                  11%        --        11%        16%         11%        --
                                              =======   =======    =======    =======    ========   =======

                         ASCENTIAL SOFTWARE CORPORATION

          PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS (1)
                      (In thousands, except per share data)


                                                                               Three Months Ended March 31, 2002
                                                                               ---------------------------------
                                                                      Results                                Other
                                                        Total        of Content        Database           Pro Forma
                                                     Consolidated    Management       Transaction        Adjustments   Pro Forma
                                                        GAAP       Product Line (2)  & Transition (3)      (4)           Adjusted
                                                        ----       ----------------  ----------------      ---           --------

NET REVENUES

     Licenses                                        $  10,751      $     (26)             --             --           $ 10,725
     Services                                           10,042           (714)             --             --              9,328
                                                        ------         ------           -------           ----           ------
                                                        20,793           (740)             --             --             20,053

COSTS AND EXPENSES

     Cost of licenses                                    3,149           (264)             (806)          (433)           1,646
     Cost of services                                    8,010         (1,483)             --             (160)           6,367
     Sales and marketing                                18,684           (456)             --             --             18,228
     Research and development                            6,433         (1,770)             --             --              4,663
     General and administrative                         14,545           (305)           (5,577)          --              8,663
     Merger, realignment and other charges (5)           4,679           --              (4,379)          (300)            --
                                                        ------         ------           -------           ----           ------
                                                        55,500         (4,278)          (10,762)          (893)          39,567


Operating income (loss)                                (34,707)         3,538            10,762            893          (19,514)

OTHER INCOME (EXPENSE)
   Interest income                                       6,233           --                --             --              6,233
   Interest expense                                        (21)          --                --             --                (21)
   Adjustment to gain on sale of database business       7,634           --              (7,634)          --               --
   Other, net                                           (1,166)          --                --             --             (1,166)
                                                        ------         ------           -------           ----           ------
 INCOME (LOSS) BEFORE INCOME TAXES                     (22,027)         3,538             3,128            893          (14,468)
    Income tax expense (benefit)                        (5,507)           884               782            223           (3,618)
                                                        ------         ------           -------           ----           ------
 NET INCOME (LOSS)                                   $ (16,520)     $   2,654         $   2,346         $  670         $(10,850)
                                                     =========      =========         =========         ======         ========


NET LOSS PER COMMON SHARE

   Basic and diluted                                 $   (0.06)                                                         $ (0.04)
                                                     ========                                                          ========


SHARES USED IN PER SHARE CALCULATIONS                  256,530                                                          256,530
                                                       =======                                                          =======


(1) See Unaudited Consolidated Statements of Operations on a previous page of this release. Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(2) Operating results in this column include revenue and expenses associated with the content management product line which was in the process of being divested during the first quarter of 2002 and was terminated during the second quarter of 2002, and associated tax benefit.

(3) Operating results in this column include income and expenses associated with the database assets sold to IBM, and is comprised primarily of litigation settlements, adjustments to real estate reserves and adjustments to the gain recorded on the sale of the database assets, and associated tax benefit.

(4) Other pro forma adjustments consist of $433 and $160 of purchased intangible amortization recorded to cost of licenses and cost of services, respectively, and $300 of merger, realignment and other charges relating to the consolidation of Ascential offices, and associated tax benefit.

(5) Merger, realignment and other charges consist of adjustments to real estate reserves and severance associated with the sale of the database business to IBM as well as severance and costs associated with the consolidation of Ascential offices